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                                                                    Exhibit 10.9

                        MULTI-LIFE EXECUTIVE BENEFIT PLAN
                        ---------------------------------
                            ENDORSEMENT SPLIT DOLLAR
                            ------------------------
                        "FLEXIBLE PREMIUM LIFE INSURANCE"
                        ---------------------------------

                                MASTER AGREEMENT
                                ----------------

This Executive Benefit Master Agreement is established as of the 1st day of January, 1990, by Medex, Inc., of Hilliard, Ohio, a Corporation organized and existing under the laws of the State of Ohio; hereinafter referred to as "Corporation", and certain select key employees; hereinafter referred to as "Key Executive", who shall elect to become a party to this Master Agreement by execution of a Joinder Agreement in a form provided by Corporation.

Key Executives have now and for years past faithfully served the Corporation and the Board of Directors by Resolution has declared that their services have been exceptional merit; in excess of compensation paid and an invaluable contribution to the profits and position of Corporation in its filed of business activity.

The Corporation further concludes that the continued services of such select Key Executives is so essential to the Corporation's future growth and continued profits that it would suffer severe financial loss should any Key Executive leave the Corporation and prematurely terminate his/her services.

Accordingly, it is to the mutual benefit of both the Corporation and the Key Executives that the employment relationship continue; and based upon the Key Executives' services performed in the past and those to be performed in the future, Corporation agrees to provide the following Executive Benefit:

                            ENDORSEMENT SPLIT DOLLAR
                        "FLEXIBLE PREMIUM LIFE INSURANCE"

The respective rights and duties of the Corporation and Key Executive in the subject policy shall be as defined in the following numbered paragraphs, namely:

     I.   DEFINITIONS (Refer to Policy Contract to Confirm Correct Definitions)

          "DEATH PROCEEDS": Death Proceeds as used in this Agreement shall mean:
          Death benefits as defined by the policy.

          "CASH VALUES": Cash Values as used in this Agreement shall mean: The Surrender Benefit, as that term is defined in the policy contract.

          "Planned Periodic Premium" shall mean the level premium selected by the Corporation subject to the Insurer's minimum premium requirements.


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         II.      POLICY TITLE AND OWNERSHIP

                  Title and ownership shall reside in the Corporation for its use and for the use of Key Executive, all in accordance with this Agreement. The Corporation alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Corporation and Key Executive (or his/her assignee, with the consent of the Key Executive) mutually agree to exercise the right to increase the coverage under the subject Split Dollar Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

         III.     BENEFICIARY DESIGNATION RIGHTS

                  Key Executive (or his/her assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive his/her share of the proceeds payable on his/her death and to elect and change a payment option for such beneficiaries but subject to any right or interest the Corporation may have in such proceeds as provided in this Agreement. Key Executive's beneficiary(s) shall be as listed in a Direction for Settlement form and the Joinder Agreement to be executed hereafter.

         IV.      EMPLOYER-PAY-ALL PREMIUM PAYMENT METHOD

                  The Corporation shall pay all Planned Periodic Premiums annually, as of the date of issue and upon each subsequent premium due date, upon a policy issued by ______________________________, having a specified amount as set forth in a Joinder Agreement to be executed hereafter.

         V.       ASSUMPTION OF PREMIUM PAYMENT OBLIGATION BY THE OTHER PARTY

                  In the event the Corporation fails to fulfill the obligation to pay all premiums as contemplated in Paragraph IV., the Key Executive may freely assume such obligation in which event the rights under the policy shall be altered in the manner described in Paragraph VIII.

         VI.      DIVISION OF DEATH PROCEEDS OF POLICY

                  The division of death proceeds of the policy, when premiums are paid in accord with Paragraph IV. and when insured's death occurs before the end of the grace period for any premium default, is as follows:

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          A.   The Corporation shall be entitled to an amount equal to the amount of the premiums paid, less any indebtedness, interest on such indebtedness, or withdrawals previously exercised by Corporation, such values determined as of the date of death.

          B. The Key Executive's (or his/her assignee's) beneficiary(s), designated in accordance with Paragraph III., shall be entitled to the remainder of such proceeds.

          C. Corporation and Key Executive (or his/her assignees) shall share in any interest due on the death proceeds as their respective share of the proceeds as above-defined bears to the total proceeds excluding any such interest or unearned premium.

     VII. DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

          Division of the cash surrender value of the policy, when premiums are paid in accord with Paragraph IV. and when surrender occurs not later than sixty days after due date of any premium in default, are as follows:

               The Corporation shall be entitled to an amount equal to the policy's cash value, as that term is defined herein, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Corporation and any applicable policy surrender charges. Such cash value shall be determined as of the date of surrender.

     VIII. PARTIES' RIGHTS WHERE PREMIUM PAYMENT VARIATIONS EXIST

          When premiums are not paid in strict accord with Paragraph IV., division of death proceeds or net cash value of the policy, as in either case is defined in Paragraph VI. or VII., shall be as follows:

               In the event the Corporation should pay less in the aggregate than the share of planned periodic premiums, as defined in Paragraph IV., then the Corporation's share of death proceeds or of the net cash value of the policy on surrender shall be decreased within the limits of such proceeds or cash value, as the case may be, by the total amount of such decreased premiums. The Key Executive's (or his/her assignee's) designated beneficiary, in the event of death, and the Key Executive (or his/her assignee), in the event of surrender, shall be entitled to any remainder of proceeds or net cash value.

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          IX.  NONFORFEITURE DEATH PROCEEDS

               The Corporation's share of death proceeds payable on the Key Executive's death while the policy is in force under any of its nonforfeiture provisions shall be an amount equal to the premiums paid value at the date of default in premium payment.

          X.   NONFORFEITURE CASH VALUE

               The Corporation's share of the cash value payable on surrender of the policy while it is in force under any of its nonforfeiture provisions shall be an amount equal to the cash value at the date of surrender.

          XI.  TERMINATION OF AGREEMENT

               This Agreement shall terminate upon the occurrence of any one of the following events:

               A. Termination by either party upon submission of 30-day written notice to the other party;

               B.   Termination of the Key Executive's employment;

               Upon any such termination, and at such time as the cash value of the policy equals or exceeds the premium paid to date, the Key Executive, upon request within 30 days of such termination, and subject to approval by the Board of Directors of the Corporation, shall have an option to receive an assignment of the policy upon the payment to the Corporation of an amount equal to the premiums paid less any policy loans or withdrawals, prior to the date of such assignment.

               Should Key Executive (or his/her assignee) fail to exercise the option within the prescribed 30-day period or should the Board of Directors of the Corporation fail to approve an assignment of the policy, Key Executive (or his/her assignee) agrees that he/she waives all rights in the policy and all rights under this Agreement and that Corporation may deal with the policy in any manner it sees fit.

          XII. INSURED OR ASSIGNEE'S ASSIGNMENT RIGHTS

               Key Executive (or his/her assignee) may, at any time, assign to any individual, trust or other organization all right, title and interest in the subject policy and all rights, options, privileges and duties created under this Agreement.

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          XIII. AGREEMENT BINDING UPON PARTIES

               This Agreement shall bind the Key Executive and the Corporation, their heirs, successors, personal representatives and assigns.

          XIV. FUNDING

               The funding policy for the Split Dollar arrangement shall be to maintain the subject policy in force by paying, when due, all premiums required.

          XV.  AMENDMENT

               The Split Dollar plan may be amended at any time and from time to time by a written instrument executed by the Key Executive (or his/her assignees) and the Corporation.

          XVI. GOVERNING LAW

               This Agreement has been drawn, executed and is to be performed in the State of Ohio and shall be construed and enforced in accordance with the laws of the State of Ohio.

          XVII. CLAIMS PROCEDURE FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR PLAN

               Claim forms or claim information as to the subject policy can be
               obtained by contacting                    .
                                     --------------------

          XVIII. INSURANCE COMPANY NOT A PARTY TO AGREEMENT

               The Insurer shall not be deemed a party to this Agreement but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance of its contractual obligations in accordance with the policy provisions shall fully discharge the Insurer for any and all liability. The parties hereto shall be bound by the terms and conditions of the policy contract and in the event of any conflicts between this Agreement and the policy contract, the policy contract shall be controlling.

IN WITNESS WHEREOF, Medex, Inc. has executed this Executive Benefits Master Agreement as of this 1st day of January, 1990.

/s/Robert E. Boyd, Jr.              /s/Medex, Inc.
- ----------------------              -------------------------
     (WITNESS)                               MEDEX, INC.

                                    BY: /s/ Craig Waldbillig CEO
                                        ------------------------





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                                                                    Exhibit 10.9

                        MULTI-LIFE EXECUTIVE BENEFIT PLAN
                        ---------------------------------
                            ENDORSEMENT SPLIT DOLLAR
                            ------------------------
                        "FLEXIBLE PREMIUM LIFE INSURANCE"
                        ---------------------------------

                      JOINDER AGREEMENT TO MASTER AGREEMENT
                      -------------------------------------

____________________, at the invitation of Medex, Inc., hereby applies for participation in the EXECUTIVE BENEFIT MASTER AGREEMENT established for its Key Executives on January 1, 1990, as such Agreement may now exist or hereafter be modified; and further agrees to the terms and conditions thereof.

____________________, understands and acknowledges that no provision of the aforementioned Master Agreement shall be deemed to limit or restrict any employment agreement now existent or hereafter entered into, nor shall any of its conditions create any specific employment term or rights thereunder.

Benefits provided ____________________, shall include:

                    ENDORSEMENT SPLIT DOLLAR
                    "FLEXIBLE PREMIUM LIFE INSURANCE"

                    During Executive's employment years, Executive may designate the beneficiary for the amount in excess of the premiums paid by Corporation on a certain split dollar life insurance policy issued by ____________________ having a face amount of _______________. The Executives excess death benefit shall by payable to the beneficiary as elected herein and set forth in the Direction for Settlement form delivered to
                    ____________________.

The details of the Plan elected above are set forth in an Executive Benefits Master Plan, the terms of which are hereby incorporated by reference.

The Executive requests that the death benefits as provided under the Executive Benefit Master Agreement be payable to: ____________________, if living or if not, to ____________________.

This Joinder Agreement shall become effective as of the date below stated and upon receipt by Corporation's duly authorized officer.

Dated as of this _____ day of ____________________, at Columbus, Ohio.



This Joinder Agreement received, acknowledged and accepted as of this _____ day of ____________________.

                                                        _______________________
                                                        Medex, Inc.